UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2025
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	98-1773351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12515-8 Research Blvd, Suite 300, Austin, Texas		78759
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (512) 425-7929
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2025 (the “Closing Date”), Flex Ltd. (the “Company”), as borrower, entered into a new $2.75 billion Credit Agreement (the “New Credit Facility”) with Bank of America, N.A., as Administrative Agent, L/C issuer and Swing Line Lender, and the several banks and other financial institutions or entities from time to time parties thereto as lenders (the “Lenders”), Swing Line Lenders, and L/C issuers. The New Credit Facility, which matures on July 15, 2030, consists of a $2.75 billion revolving credit facility with a sublimit of $400 million available for swing line loans and a sublimit of $200 million available for the issuance of letters of credit. The New Credit Facility permits the Company, subject to obtaining commitments from existing or additional lenders and subject to certain other conditions, to add one or more incremental term loan facilities and/or increase the revolving commitments in an aggregate amount not to exceed $500 million.

The New Credit Facility replaced the Company’s existing $2.5 billion Credit Agreement, dated as of July 19, 2022, among the Company and certain of its subsidiaries, as borrowers, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto (as amended, the “2022 Credit Facility”), which was otherwise due to mature on July 19, 2027.

Borrowings under the New Credit Facility bear interest, at the Company’s option, either at (i) the Base Rate, which is defined as the greatest of (a) the Administrative Agent’s prime rate, (b) the federal funds effective rate, plus 0.50% and (c) the Term SOFR (Secured Overnight Financing Rate) rate plus 1.0%; plus, in the case of each of clauses (a) through (c), an applicable margin ranging from 0.00% to 0.750% per annum, based on the Company’s credit ratings (as determined by Standard & Poor’s Financial Services LLC, Moody’s Investors Service, Inc. and Fitch Ratings Inc.) or (ii) Term SOFR (or (x) the “Alternative Currency Term Rate”, which is defined as, depending on the applicable currency at issue, either the Euro Interbank Offered Rate, Tokyo Interbank Offer Rate, or such other term rate per annum as designated with respect to such alternative currency or (y) the “Alternative Currency Daily Rate”, which is defined as, in the case of Sterling, the rate per annum equal to Sterling Overnight Index Average, and for any other alternative currency, such other term rate per annum as designated with respect to such alternative currency) plus the applicable margin for Term SOFR rate (or the Alternative Currency Term Rate) loans ranging between 1.00% and 1.750% per annum, based on the Company’s credit ratings. Interest on the outstanding borrowings is payable, (i) in the case of borrowings at the Base Rate, on the last business day of March, June, September and December of each calendar year and the maturity date, (ii) in the case of borrowings at the Term SOFR (or the Alternative Currency Term Rate), on the last day of the applicable interest period selected by the Company, which date shall be no later than the last day of every third month and the maturity date and (iii) in the case of borrowings at the Alternative Currency Daily Rate, on the last day of each calendar month and the maturity date. The Company is required to pay a quarterly commitment fee on the unutilized portion of the revolving credit commitments under the New Credit Facility ranging from 0.100% to 0.275% per annum, based on the Company’s credit ratings. The Company is also required to pay letter of credit usage fees ranging from 1.00% to 1.750% per annum (based on the Company’s credit ratings) on the amount of the daily average outstanding letters of credit and a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each letter of credit.

The New Credit Facility is unsecured, and contains customary restrictions on the ability of the Company and its subsidiaries to (i) incur certain debt, (ii) make certain acquisitions of other entities, and (iii) incur liens. These covenants are subject to a number of significant exceptions and limitations. The New Credit Facility also requires that the Company maintain a maximum ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization), and a minimum interest coverage ratio during the term of the New Credit Facility.

The New Credit Facility contains customary events of default. If an event of default under the New Credit Facility occurs and is continuing, then the Administrative Agent shall, at the request of, or may, with the consent of, the required lenders, declare any outstanding obligations under the New Credit Facility to be immediately due and payable. In addition, if an actual or deemed entry of an order for relief with respect to the Company is made under the United States bankruptcy code or comparable foreign law, then any outstanding obligations under the New Credit Facility will automatically become immediately due and payable.

The obligations under the New Credit Facility are not guaranteed by any subsidiary of the Company.

The foregoing description of the New Credit Facility is qualified in its entirety by reference to the complete text of the New Credit Facility, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Some of the lenders under the New Credit Facility and the 2022 Credit Facility and/or their respective affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions. In addition, an affiliate of one of the Lenders is the Trustee under the Indentures governing the Company’s 3.750% Notes due 2026, 6.000% Notes due 2028, 4.875% Notes due 2029, 4.875% Notes due 2030, and 5.250% Notes due 2032.

Item 1.02 Termination of a Material Definitive Agreement.

Effective upon the execution and delivery of the New Credit Facility, the 2022 Credit Facility was terminated and is of no further force or effect (other than obligations thereunder which expressly survive the termination of the 2022 Credit Facility). The information set forth in Item 1.01 above with respect to the 2022 Credit Facility and the termination thereof is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.
10.01
Credit Agreement, dated as of July 15, 2025, among Flex Ltd. and certain of its subsidiaries from time to time party thereto, as borrowers, Bank of America, N.A., as Administrative Agent, an L/C Issuer and a Swing Line Lender, and the other L/C Issuers, Swing Line Lenders and Lenders party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: July 18, 2025

	By:	/s/ Kevin Krumm
		Name:	Kevin Krumm
		Title:	Chief Financial Officer

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